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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into Focal Communications Corporation's previously filed Registration Statements: Files No. 333-49397 on Form S-4; No. 333-77995 on Form S-1; No. 333-46358 on Form S-8; No. 333-46302 on Form S-8; No. 333-46342 on Form S-8; and No. 333-34480 on Form S-4.

ARTHUR ANDERSEN LLP
Chicago, Illinois
March 25, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS